CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.12

Master Services and Linking Agreement

FINAL EXECUTION VERSION

This Master Services and Linking Agreement (“Agreement”) is entered into as of July 1, 2010

(“Effective Date”) by and between Synacor, Inc. (“Synacor”), a New York corporation having a principal place of business at 40 La Riviere Drive, Suite 300, Buffalo, New York 14202, and Toshiba America Information Systems, Inc. (“Client”) having its principal place of business at 9740 Irvine Boulevard, Irvine, California 92618.

RECITALS

Whereas Synacor is engaged in the business of providing customized website(s) owned and operated by Synacor;

Whereas Client distributes personal computers and other mobile devices and desires to deliver a website created by Synacor for Client through various links on Client Products in the Territory; and

Now, therefore, in consideration of the mutual promises and conditions herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1	Definitions

1.1	“Account Information” means User names, login IDs, passwords and other User registration information provided by Client and Users in connection with the Services.

1.2	“Client Brand Features” means specific trademarks, service marks, logos and other distinctive brand features of Client that are used in or relate to Client’s business.

1.3	“Client Branded Portal” or “Portal” means an Internet site serving as a point of entry to the World Wide Web (including a search engine and links to other sites) developed by Synacor with elements of Synacor’s standard portal template branded with a Client presentation layer (look and feel, logos, and trademarks) as determined mutually by Client and Synacor.

1.4	“Client Marks” means Client’s logos, product and service names, trademarks, service marks, and domain names.

1.5	“Client Materials” means certain materials, domain names, Client Content (as such term is defined in Schedule D attached hereto and incorporated herein) and other information.

1.6	“Client’s Product(s)” means the certain Client branded personal computers and mobile devices, selected by Client at Client’s sole discretion for inclusion under this Agreement.

1.7	“Commercial Launch Date” means the date upon which the Client Branded Portal is first made available to Client’s Users on a commercial basis (i.e. not a beta).

1.8	“Confidential Information” has the meaning as set forth in Section 5.

1.9	“Content Provider” means a company that provides or licenses its products and services to Synacor or Client for distribution on the Portal.

1.10	“End User” or “User” means a user that accesses and uses the Client Branded Portal for any purpose; collectively “Users”.

1.11	“End User Data” means information collected from Users of either party’s services, products, or software, including personally identifiable information and any data about a User that can be connected to personally identifiable information relating to such End User.

1.12	“Enhancements” means all bug fixes, error corrections, updates, modifications, new features, new functionalities, or upgrades to the Portal.

1 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

1.13	“Link” means the unique Uniform Resource Locator (“URL”) provided by Client that enables End Users to access the Portal.

1.14	“Rights” means any and all rights of copyright, patent rights, trademark and service mark rights, trade secret rights, trade dress rights, character rights, artistic and moral rights, and any and all other proprietary rights of any kind whatsoever, together with associated registration rights and rights to sue for and collect damages for any infringement or violation of any of the foregoing.

1.15	“Service(s)” means Synacor’s creation, hosting and maintenance of the Client Branded Portal and all other services as set forth in Schedule A—Services and Pricing, and if any, the Supplements, defined below.

1.16	“Software” means the tools, templates, frameworks or other software owned or licensed by Synacor and used in connection with the Services.

1.17	“Supplements” means any Addenda, Schedules, and Exhibits attached hereto and incorporated herein, and any other addenda, schedules, exhibits as may subsequently be agreed to and signed by each of the parties hereto and attached to this Agreement from time to time.

1.18	“Synacor Marks” means Synacor’s logos, product and service names, trademarks, service marks, and domain names.

1.19	“Synacor Property” means the Synacor Content (as such term is defined in Schedule D attached hereto and incorporated herein), Synacor Marks, Software, all other materials (including any hardware), information, ideas, inventions, know-how, methods, processes, templates, tools, works of authorship, trade secrets and technologies that are owned or licensed by Synacor and that may be used in the performance of the Services; and all intellectual property rights or other proprietary Rights in and to any of the foregoing.

1.20	“Territory” means the United States.

1.21	“Wind Down Period” shall mean the additional time during which either party shall have certain obligations after expiration or termination of the Agreement pursuant to Section 7.4.5.

2 Synacor Services and Responsibilities

2.1	Services. Subject to the terms and conditions of this Agreement, as may be amended pursuant to the provisions of Section 12 hereof, Synacor shall provide the Services described in this Agreement in accordance with the terms and conditions set forth herein and those set forth in the Supplements, if any. Synacor may provide the Services directly to Client, or indirectly using contractors or other third party vendors or service providers, provided that in any event, Synacor shall remain primarily responsible for the delivery of the Services to Client in accordance with this Agreement. Each party shall provide the other with reasonable cooperation, assistance, information and access as may be lawful and necessary to initiate Client’s and its Users’ use of the Services.

2.2	Additional Services. Upon mutual agreement of the parties, Client may engage Synacor to provide development services or other professional services (“Additional Services”). Such Additional Services shall be provided pursuant to an addendum and provided as part of the Services under the terms and conditions of this Agreement. As necessary, Client will issue a purchase order to Synacor for the Additional Services.

2.3	Technical Support. Synacor will use commercially reasonable efforts to operate the Services at industry standards level and to provide Client with technical support services in accordance with standard industry practices, each as described in Schedule E—Service Level Agreement attached hereto.

2.4

Limitations. Synacor will not be responsible for, nor liable hereunder in connection with, any failure in the Services due to or resulting from: (a) any Client Materials or other content provided by Client or any of its agents except to the extent the Client Materials have been modified by

2 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Synacor or a third party without Client’s written approval; (b) Client’s negligence, or acts or omissions; (c) telecommunications or equipment failures outside of Synacor’s facilities or control; (d) scheduled maintenance as long as Client has been previously notified in writing by Synacor; or (e) unauthorized access, breach of firewalls or other hacking by third parties of Synacor’s systems unless Synacor has failed to use industry standard protections to prevent such an event. Synacor shall use commercially reasonable efforts to insure that the Services are free from any viruses, worms, or other code that will damage, interrupt or interfere with any software, content, data or hardware.

2.5	Testing of Portal by Client. Prior to making the Portal available to Users, Client shall have a reasonable period of time to review the Portal to ensure that it is substantially similar to the mock-ups set forth in Schedule H. If Client reasonably finds that the Portal is not provided in a manner that is substantially similar to such mock-ups, Client may request that Synacor make changes to remedy such difference. Such request will be provided in writing and will detail the differences Client has identified between the delivered Portal and the mock-up. Synacor will make the necessary changes and provide Client an opportunity to review the revised Portal before it is made available to Users. If the Portal is still not substantially similar to the mock-up in the revised version of the Portal, Client will provide written notice thereof again to Synacor, and Synacor will revise the Portal as necessary. Client and Synacor agree that the Portal will not be made available to Users until it is substantially similar to the mock-ups in Schedule H.

2.6	Harmful Code. Synacor represents and warrants that prior to its delivery of the Portal and distribution to End Users, Synacor will test the portions of the Portal which Synacor manages for the presence of any known viruses, harmful software routines, or other harmful software designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware, or data, or to perform any other such actions that • will materially damage or interfere with or materially adversely affect the End. Users’ equipment. Synacor will notify Client of the results of such testing and remove any such harmful code.

2.7	Enhancement. Synacor agrees to make any Enhancements available to Client without an additional fee that Synacor also makes available to all of its other clients without an additional fee or other economic consideration. Such Enhancements will be made available in a reasonable, mutually agreed upon timeframe after such Enhancement is initially made available for production use from Synacor. Client may from time to time request significant functionality Enhancements to the Portal, which may require Additional Services pursuant to Section 2.2.

3 Client Responsibilities

3.1	Client Support; Synacor Status. Client acknowledges that the continuing performance of certain Services may depend on its provision of cooperation, assistance, information and access to Synacor. If Client fails to timely provide any of the foregoing, then Synacor will not be liable for any corresponding delay in its performance.

3.2	Materials and Equipment. Client and its agents will provide Client Materials to Synacor as reasonably needed to perform the Services.

3.3	Provision of Web Log Files. In order to help Synacor determine potential traffic volume and characteristics, if available, Client will provide to Synacor several days of raw web log files for the intended portal hostname(s) within fifteen (15) days of signing this Agreement.

4 License and Intellectual Property

4.1	License Grant. Subject to the terms and conditions of this Agreement, Client hereby grants to Synacor a limited non-exclusive, non-sublicensable, worldwide and royalty-free right and license to use, reproduce, modify, distribute, perform and display the Client Materials and the Client Marks solely in connection with the Services.

3 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

4.2	Ownership. Except for the limited rights and licenses expressly granted herein, Synacor shall retain all right, title and interest in and to (i) the Synacor Content; (ii) Synacor Marks; (iii) the Software; and (iv) Synacor Property. Client shall not use Synacor Property except as specifically provided in the Agreement. All Software, hardware and other technology used to provide the Services will be installed, accessed and maintained only by or for Synacor and no license therein is granted to Client. Except for the limited rights and licenses expressly granted herein, Client shall retain all right, title and interest in and to the Client Materials and Equipment, including any intellectual property rights or other proprietary rights therein and thereto.

4.3	Restrictions. Client shall not, directly or indirectly: (a) use any of Synacor’s Confidential Information (as such term is defined in Section 5.1) to create any software that is similar to any of the Software used under this Agreement or to provide any service which is similar to any of the Services; (b) decompile, disassemble, reverse engineer or use any similar means to attempt to discover the source code of the Software or the trade secrets therein, or otherwise circumvent any technological measure that controls access to the Software or Services; (c) encumber, transfer, rent, lease, or time-share the Software or Services, or use them in any service bureau arrangement or otherwise for the benefit of any third party; (d) access, copy, distribute, manufacture adapt, create derivative works of, or except as specifically permitted in this Agreement, modify any Software; (e) remove any proprietary or confidential notices; or (f) permit any third party to engage in any of the acts proscribed in clauses (a) through (e) above.

5 CONFIDENTIALITY.

5.1	Confidential Information. Each party (the “Receiving Party”) understands that the other party (the “Disclosing Party”) or its representatives has disclosed or may disclose confidential information relating to the finances, business, marketing plans, clients, vendors, operations, technology or software of the Disclosing Party. “Confidential Information” means any of the foregoing information and any End User Data (including all originals, copies, notes, analyses, digests and summaries) which is either (a) disclosed in writing and designated as confidential at the time of disclosure or if in oral or intangible form, be orally identified as “Confidential” at the time of disclosure and sent to the Receiving Party with a legend of “Confidential” within thirty (30) days after such disclosure. Confidential Information shall not include any information that the Receiving Party can demonstrate by its written records (i) is or becomes generally available to the public without breach of this Agreement, (ii) was in its possession or known by it prior to receipt from the Disclosing Party without any obligation of confidentiality, (iii) was rightfully disclosed to it by a third party not under an obligation of confidentiality, or (iv) was independently developed without reference to or use of any Confidential Information of the Disclosing Party.

5.2	Non-Disclosure. The Receiving Party shall keep all Confidential Information strictly confidential and shall not disclose such Confidential Information to any third party except to its directors, officers, employees, independent contractors and subcontractors who have a need to know such information and who are bound by similar obligations of confidentiality. The Receiving Party shall not use the Confidential Information of the Disclosing Party except to the extent necessary to perform its obligations under this Agreement. The Receiving Party shall use the same degree of care to protect the Confidential Information as it would use to protect its own confidential information of the same importance. Each party shall bear the responsibility for any breach of confidentiality by its employees and contractors. Each party may not disclose the specific terms of this Agreement without the prior written consent of the other party, except that either party may provide a copy of this Agreement or otherwise disclose its terms in connection with any legal or regulatory requirement as set forth in Section 5.3. Neither party will disclose the general nature of this agreement in a press release or otherwise in discussions with members of the press.

5.3

Required Disclosure. Nothing herein shall prevent a Receiving Party from disclosing the Disclosing Party’s Confidential Information as necessary pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law or by court order;

4 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

provided, that prior to any such disclosure, the Receiving Party shall (a) promptly notify the Disclosing Party in writing of such requirement to disclose; (b) cooperate fully with the Disclosing Party (at the Disclosing Party’s expense) in protecting against any such disclosure or obtaining a protective order; (c) the Receiving Party discloses only that portion of Confidential Information that is advised in writing by counsel it is required to disclose, and (d) the Receiving Party uses reasonable efforts to obtain safeguards that confidential treatment will be accorded to such Confidential Information.

5.4 End User Data

5.4.1	Synacor and Client each will collect data from End Users solely pursuant to its then effective and published privacy policy and in accordance with applicable laws and regulations, and use any individually identifiable information it collects or owns only as authorized by the End User and will not disclose, sell, license, or otherwise transfer any such End User information to any third party except as permitted under the controlling privacy policy and applicable laws and regulations.

5.4.2	As between Synacor and Client, Client shall own all Account Information. If Client provides End User Data to Synacor, if reasonably necessary for Synacor to perform its obligations under this Agreement or to comply with legal or regulatory requirements, it will be provided in accordance with Client’s applicable privacy policies. To avoid uncertainty, Client acknowledges and agrees that Synacor may disclose aggregate measures (not personally identifiable) of Users and Service usage and performance derived from Account Information to Synacor Providers, Synacor investors and other Synacor clients or potential clients.

5.4.3	Synacor will include a link to Client’s privacy policy on the Client Branded Portal.

5.4.4	Synacor and Client will collaborate as needed on compliance with applicable laws and standards with respect to the Portal and related privacy matters.

5.5	Return of Confidential Information. All Confidential Information shall remain the property of the Disclosing Party and the original and all copies thereof, on whatever physical, electronic or other media such Confidential Information may be stored, shall be returned or destroyed (at the Disclosing Party’s option) within ten (10) business days of the Disclosing Party’s request.

5.6	Relief. Each party agrees that any breach of the obligations in this Section 5 will cause irreparable harm to the Disclosing Party for which monetary damages will not be an adequate remedy. Therefore, the Disclosing Party shall, in addition to any other legal or equitable remedies, be entitled to seek an injunction or similar equitable relief against such breach or threatened breach of this Section 5 without the necessity of posting any bond.

6 Fees, Payment Terms, Reporting, and Taxes

6.1	Fees. Synacor’s fees for the Services and payments to Client for revenues earned are set forth in the Product & Pricing Schedule attached hereto as Schedule A and made a part hereof.

6.2	Payment Terms. Except as otherwise provided in this Agreement, all payments from Client to Synacor shall be due within forty-five (45) days after the date of receipt of the applicable invoice.

Client must notify Synacor in writing of any disputed invoice amounts (including an explanation for such dispute) within [*] days of receipt of the disputed invoice.

Payments from Synacor to Client shall be based upon the monthly report required in Schedule A, to AllianceMarketing@tais.toshiba.com and will be made forty-five (45) days after the end of the applicable calendar quarter.

Upon receipt of the report from Synacor, pursuant to Schedule A, Client will review and, within [*] if no issue, inform Synacor that the report is approved for payment. If Client does

5 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

not inform Synacor of an approval or dispute with the report in such [*] days, such report will be deemed to be approved. Synacor will then treat the approved report as an invoice for payments due under Schedule A and send payment to Client via ACH transfer to the account set forth below.

[*]

All payments shall be made in full in United States Dollars.

6.3	Taxes. All payments to Synacor are exclusive of federal, state, local and foreign taxes (other than taxes assessed on Synacor’s income), duties, tariffs, levies and similar assessments on the use of the Services hereunder, and Client agrees to bear and be responsible for the payment to Synacor or the appropriate agency of all such charges. Payment of taxes by Synacor will be in accordance with Schedule A.

6.4	Reporting Terms. Reporting terms will be in accordance with Schedule A.

7 Term and Termination

7.1	Term. Unless otherwise terminated earlier under this Section 7 Term and Termination or elsewhere in this Agreement where either party has a termination right, this Agreement shall commence as of the Effective Date and shall continue thereafter in full force and effect until [*] (the “Initial Term”).

7.2	Renewal Term(s). Thereafter, the Agreement may be renewed for additional one (1) year terms (“Renewal Term”) with written, mutual consent at least ninety (90) days prior to the expiration of the Initial Term or each Renewal Term.

7.3	Termination for Cause. In addition to any of its other remedies, either party may terminate this Agreement: (a) in the event that the other party materially breaches any material provision of the Agreement and the breaching party fails to cure such breach within thirty (30) days after receiving written notice of such breach from the non-breaching party; or (b) immediately upon written notice to the other party in the event any assignment is made by the other party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of such other party’s property or if a voluntary or involuntary petition under federal bankruptcy laws or similar state statutes is filed against the other party, or if it dissolves or fails to operate in the ordinary course.

7.4	Effects of Termination. Upon any expiration or termination of this Agreement, all rights and obligations of the parties shall cease, except that:

6 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

7.4.1	Client may continue to preload and distribute the Link on the Client Products until such time as those items can reasonably be removed from Client Products during a scheduled major image revision;

7.4.2	Client may continue to distribute the Link in distributing remanufactured systems that originally contained those items;

7.4.3	Termination of this Agreement shall not affect the right of Client’s resellers to sell any Client Products containing the Link in their inventory.

7.4.4	Client’s obligation to seek Synacor’s prior approval related to referencing Synacor Providers’ in marketing materials will survive termination.

7.4.5	Synacor shall maintain the Client Branded Portal during the twelve (12) months after the expiration or termination of this Agreement (see “Wind Down Period” in Section 1.21 above). During the Wind Down Period, Synacor shall allow existing and new Users to use Services through the Client Branded Portal. All payment obligations hereunder will continue to apply during the Wind Down Period following termination of the Agreement

7.4.6	All obligations that accrued prior to the effective date of termination (including without limitation, all payment obligations pursuant to Section 7.4.5) shall survive termination; (a) each party shall destroy or return to the other party all of the other’s Confidential Information in its possession or under its control pursuant to Section 5.5 above; and (b) Synacor shall, after providing Client with an electronic copy of account information and transaction data in a mutually agreeable format, delete archived account information and other transaction data. The provisions of Sections 4.2 (Ownership), 4.3 (Restrictions), 5 (Confidentiality), 6 (Fees, Payment Terms, Reporting, and Taxes), 8 (Representations, Warranties, and Indemnities), 9 (Limitations of Liability), 10 (Open APIs and RSS Feeds), 13 (General Provisions) and this Section 7.4 (Effects of Termination) shall survive any termination or expiration of this Agreement.

8 Representations, Warranties, and Indemnities

8.1

Synacor Representations and Warranties. Synacor represents and warrants to Client that: (a) it has and will maintain all rights necessary to enter into and perform this Agreement throughout the Term and the Wind-Down Period and to grant the limited rights and licenses granted herein including, without limitation, all necessary rights in the Services and the Synacor Content; (b) to Synacor’s knowledge, the Synacor Content is not defamatory, obscene, or otherwise unlawful in any jurisdiction and does not infringe ,or interfere with any intellectual property, contract, right of publicity, or any other proprietary right of any individual or entity, and Synacor is not aware of any facts upon which such a claim could be based as of the Effective Date, and Synacor will promptly notify Client if it becomes aware of any such claim or receives written notification from a third party that such rights have been violated by Synacor (provided Synacor reasonably believes the facts on which such notification are based are likely to negatively affect Client’s rights under this Agreement); (c) during the Term, Synacor shall comply with all applicable laws and regulations, and the Services provided by Synacor under this Agreement shall be provided in accordance with applicable laws and regulations and by qualified personnel; (d) as of the date of initial launch of the Software or the subsequent launch of any enhancement thereto, the Software or such relevant enhancement does not contain viruses, software routine or other code designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware, or data, or to perform any other harmful actions, including launching any spyware programs, and after the initial launch of the Software, if a virus is detected, Synacor will promptly work to mitigate the effects thereof; and (e) it will maintain and comply with a published privacy policy. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SYNACOR MAKES NO WARRANTIES OF ANY KIND AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SYNACOR

7 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

DOES NOT WARRANT OR MAKE ANY REPRESENTATION REGARDING THE PORTAL OR ANY CONTENT PROVIDED TO CLIENT OR THE RESULTS TO BE OBTAINED FROM THEIR USE. IN PARTICULAR, SYNACOR DOES NOT WARRANT THAT THE PORTAL WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION.

8.2	Client Representations and Warranties. Client represents and warrants that: (a) it has all rights necessary to enter into and perform this Agreement and to grant the limited rights and licenses granted herein including, without limitation, all necessary rights in the Client Materials; (b) [*] (d) it will maintain and comply with its published privacy policy. Client shall be fully responsible for, and shall reimburse Synacor for, any and all liabilities of Synacor arising out of any misrepresentation concerning the Services or the capabilities of the Services made by Client or by an employee, agent or authorized representative of Client to any User, prospect or other third party, except to the extent Synacor has made such representation to Client hereunder. EXCEPT AS EXPRESSLY PROVIDED HEREIN, CLIENT MAKES NO WARRANTIES OF ANY KIND AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

8.3	Synacor Indemnifications. Synacor shall indemnify, defend, and hold Client harmless from and against any and all judgments, costs, damages, suits, actions, proceedings, expenses and/or other losses, including reasonable attorney’s fees (collectively “Claims”) suffered or incurred by Client from any third party claim arising .out of or relating to (a) Synacor’s breach of any of its representations and warranties set forth herein or any grossly negligent act or omission of Synacor, its employees, or subcontractors, and (b) any claim that the Services or the Synacor Content infringe, misappropriate or violate the intellectual property rights of any third party.

8.4	Client Indemnification. Client shall indemnify, defend, and hold Synacor harmless from and against any and all Claims suffered or incurred by Synacor from (a) any third party infringement claim arising out of or relating to Client Materials, (b) any breach of Client’s representations and warranties set forth herein, or (c) any. grossly negligent act or omission of Client, its employees, or agents.

8.5

Claims. In case any Claim is brought by a third party for which a party (the “Indemnifying Party”) is required’ to indemnify the other party (the “Indemnified Party”) pursuant to this Section 8, the Indemnified Party shall provide prompt written notice thereof to the Indemnifying Party (provided, however, that any failure or delay in notice shall not excuse the Indemnified Party of its obligations hereunder) of such Claim, and the Indemnifying Party shall assume the defense of such Claim. The parties shall cooperate reasonably with each other in the defense of any Claim, including making available (under seal if desired, and if allowed) all records reasonably necessary to the defense of such Claim, and the Indemnified Party shall have the right to participate in the defense of such Claim with counsel reasonably satisfactory to the other party at its own expense. The Indemnifying Party shall not enter into any settlement of any Claim without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld) if Indemnified Party’s rights would be directly and materially impaired thereby. Without limiting the foregoing, in the event of any Claim or threatened Claim of infringement involving a portion of any Software and/or Services provided by Synacor, Synacor may (at Synacor’s option) (i) procure the right or license for Client to continue to use and otherwise exploit in accordance with the terms hereof such portion of the Software and/or Services on commercially reasonable license terms, or (ii) if

8 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

applicable, replace the same with a non-infringing version of equivalent function and performance, or (iii) modify or alter (to the extent that Synacor has rights to so modify or alter), or delete any such portion of the Software and/or Services, as the case may be, so as to make such portion non-infringing while maintaining substantially comparable functionalities and capabilities of such parts of the Software and/or Services that are material to Client’s then-current or demonstrably anticipated use hereunder. If options (i) and (ii) are not commercially reasonable, Synacor may terminate this Agreement or the rights and licenses granted hereunder. In addition, Client may require Synacor to remove some or all of the Synacor Content if Client becomes or believes that it may become the subject of a third party’s intellectual property right claim that relates to such Synacor Content.

9 Limitations of Liability

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, (I) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, ITS AGENTS, AFFILIATES, CLIENTS, OR ANY OTHER PERSONS, FOR ANY LOST PROFITS OR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) EXCEPT FOR EITHER PARTY’S INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS RELATED TO INTELLECTUAL PROPERTY INFRINGEMENT UNDER THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY AND ALL CAUSES, IN THE AGGREGATE, ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER EXCEEDING [*]

10 Open APIs and RSS Feeds

From time to time, Synacor may offer Client the ability to include certain functionality on the Client Branded Portal that Synacor has integrated via a publicly available open APIs, RSS feeds, or similar technology. The providers of open API’s and RSS feeds often (i) do not include product representations, warranties or indemnifications in their terms of use, (ii) make no commitment that the functionality will continue to be available, and (iii) disclaim liability associated with such products. As such, unless otherwise available from a provider, Synacor is not able to pass on any warranties nor take on any liability or indemnities related to such open APIs, RSS Feeds, or similar technology or any performance or use thereof.

If Client elects to have Synacor include functionality made available through open APIs, RSS feeds, and the like on the Client Branded Portal, notwithstanding anything to the contrary in this Agreement, the following will apply thereto:

a)	Such functionality is provided on an “as is” basis, and Synacor makes no representations or warranties of arty kind, whether express, implied, statutory or otherwise with respect thereto and any use or inability to use such functionality. Synacor disclaims all warranties related thereto, including, but not limited to, any implied warranties of merchantability, fitness for a particular purpose, and non-infringement;

b)	Synacor disclaims any liability for any damages of any kind arising from use of, or inability to use, such functionality, or from any removal of such functionality from the portal, including, but not limited to direct, indirect, incidental, punitive, consequential or exemplary damages, including without limitation lost data, business or anticipated profits, unless Synacor was aware of or advised of the possibility of such damages; and,

9 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

c)	Notwithstanding any indemnifications set forth in this Agreement, Synacor will not indemnify Client (or any other party) for any claims related to such functionality or any use thereof. If at any point, Client has concerns about the functionality or any use thereof, Client’s sole recourse is to remove or request removal of the functionality from the Client Branded Portal.

11 Public Relations

Except as it relates to Client’s marketing of Portal and related matters to its Users, neither party will issue any press release, nor otherwise disclose any information concerning this Agreement without the prior written consent of the other. The parties agree that a joint press release regarding the establishment of their relationship may be appropriate and, if deemed appropriate, the parties shall use good faith to arrive at a mutually agreeable press release.

12 Records and Audit

Each party may audit the financial books and records and associated internal control systems of the other party solely relating to payments due and payable hereunder (the “Relevant Records”) not more frequently than once during any twelve (12) month period and take extracts from and/or make copies of such records. Each party shall maintain during the Term and for a period of two years, thereafter all books, records, accounts, and technical materials regarding its activities in connection herewith sufficient to determine and confirm all amounts payable to the other party and all compliance with all other material obligations hereunder. Upon a party’s request and with thirty (30) days’ prior written notice, the other party will permit an independent certified public accountant auditor or agent of the requesting party’s choice to whom the other party has no reasonable objection (the “Auditor’) to examine and audit, during normal business hours, such Relevant Records pertaining to any time period within the Term of the Agreement and any relevant Wind Down Period; provided, however, that any particular Relevant Records may only be audited once and extracts may only be taken thereform or copies made thereof for the sole purpose of verifying the correctness of payments made pursuant, hereto. Unless otherwise agreed by the parties in writing, such examination shall be in material accordance with generally accepted accounting principles. If such audit reveals that amounts paid either party are Jess than amounts it should have paid for the audited period, then the audited party, if it agrees with the results of the audit, shall pay any unpaid delinquent amounts within ten (10) days of the other party’s request. If the audited party disagrees with results of the audit, the parties shall agree upon a dispute resolution mechanism utilizing an independent third party to resolve the dispute. To the extent such examination discloses an underpayment for the audited period of the greater of five percent (5%) or Fifteen Thousand Dollars ($15,000.00) (the “Shortfall”), the audited party shall fully reimburse the other party, promptly upon demand, for tile reasonable, fees and disbursements due the Auditor for such audit; provided that such prompt payment shall not be in lieu of any other remedies or rights available to such other party hereunder. In all other events, all fees and expenses of the Auditor under this Section shall be paid by auditing party. Further, in the event of a Shortfall, the auditing party may then audit the Relevant Records quarterly. Each party shall be responsible to keep all Relevant Records during the term of this Agreement and any relevant Wind Down Period, and twelve (12) months thereafter. Auditing party’s right to audit the Relevant Records will continue for a period of twelve (12) months following the last date on which the auditing party is entitled to payment. If an audit reveals an overpayment, the auditing party shall promptly notify the other and shall pay the amount of any such overpayment to the other party within ten (10) days thereafter.

13 General Provisions

13.1	Assignment. This Agreement is not transferable by either party without the other’s prior written consent (which shall not be unreasonably withheld), except that either party may (without consent) assign its rights and obligations hereunder to any of its affiliates or to any successor to all or substantially all of its business (by sale of equity or assets, merger, consolidation or otherwise). This Agreement will be binding upon, and inure to the benefit of, the successors, representatives and permitted assigns of the parties.

10 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

13.2	Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior negotiations, understandings or agreements (oral or written), between the parties concerning the subject matter of this Agreement. In the event of any conflict or inconsistency between the terms and conditions in the Agreement and any Supplement, the terms and conditions of the Agreement will prevail. Any different or additional terms contained in any purchase order, confirmation or similar form, even if signed by the parties after the date hereof, shall have no force or effect.

13.3	Independent Contractors. The parties hereto are independent contractors, and no agency, partnership, joint venture, or employment relationship is created as a result of this Agreement and neither party has any authority of any kind to bind the other in any respect.

13.4	Third Party Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto. Except for the parties hereto or as may be expressly provided in any Supplement, no third party shall have any right to rely upon this Agreement for any purpose whatsoever.

13.5	No Waiver. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No change, modification or waiver to this Agreement will be effective unless in writing and signed by both parties.

13.6	Illegality or Unenforceability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and enforceable.

13.7	Notices. All notices under this Agreement will be in writing and will be deemed to have been duly given when received, if personally delivered; when receipt is electronically confirmed, if transmitted by facsimile or e-mail; the day after being sent, if sent for next day delivery by recognized overnight delivery service; or upon receipt, if sent by certified or registered mail, return receipt requested. Notices should be directed to the attention of the person named on the first page of this Master Agreement, and a copy must be sent to the attention of each party’s respective Legal Department.

13.8	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to the conflicts of laws provisions thereof. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

13.9	Headings. Headings are for convenience of reference only and shall in no way affect interpretation of the Agreement.

13.10	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

13.11	Non-Restrictive Relationship. Except as otherwise stated herein, nothing in this Agreement shall preclude either party from entering into similar agreements with other parties or independently developing, acquiring, marketing, promoting, selling, and distributing similar or other products or services.

13.12	Continued Payment and Performance if Dispute. In the event a dispute arises between Client and Synacor with respect to this Agreement, all payment and performance obligations under this Agreement will continue, and neither party will be entitled to withhold payment from the other party under this Agreement while the dispute is being addressed by the parties. In addition, the parties acknowledge that during the Term of this Agreement there may be changes to the market or the parties’ business and financial conditions, or changes to anticipated revenues to either party under this Agreement. Notwithstanding the foregoing, all payment and performance obligations under this Agreement will continue in the event of such changes.

11 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

13.13	Export Control. Each party shall also at all times comply with all United States laws and regulations governing the license and delivery of technology, products, and technical data abroad, including but not limited to the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, and Bureau of Export Administration, and any successor provisions thereof. Synacor shall promptly provide Client with all export classification information for Synacor Property, if any.

13.14	No Client Minimum Obligation. Nothing in the Agreement shall be construed as placing any obligation upon Client to distribute or sell a minimum number of Client Products or to generate a minimum number of Users.

IN WITNESS WHEREOF, the patties hereto have executed this Agreement as of the Effective Date.

Synacor, Inc.	Toshiba America Information Systems, Inc.
Signature: /s/ George Chamoun	/s/ Jeff Barney
Name: George Chamoun	Jeff Barney
Title EVP SALES & MARKETING	Vice President & General Manager, Digital
Products Division
Date: 7/26/2010	7/23/10

12 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Schedule A

Product & Pricing

1 Client Branded Portal

1.1	Client Branded Portal Elements. Creation, Hosting and Maintenance of Client Branded Portal. Synacor will develop, establish, host and maintain the Client Branded Portal in exchange for the fees payable by Client to Synacor as set forth below. The Client Branded Portal deliverables consist of the following product elements:

a)	Development of the “Client Branded Portal” with elements of Synacor’s standard portal template branded with Client presentation layer (look and feel, logos, trademarks, etc.) as determined mutually by Client and Synacor;

b)	Content Publishing and Administration Components;

c)	Personalization elements of Client Branded Portal for establishment of User preferences on display (to be added when applicable based on mutual agreement of the parties);

d)	Application Portal Interfaces (“API’s”) for unified registration login and update (to be added when applicable based on mutual agreement of the parties);

e)	Hosting of portal framework and Synacor Content within Synacor’s data center;

f)	User Authentication as agreed upon by the parties; and

g)	Synacor will include links to Client’s terms of use and privacy policy on each page of the Portal substantially in the form set forth in Schedule F.

1.2	Portal Content. The below-listed initial Content will be provided, subject to the Content Provider’s approval, by Synacor and integrated into the Client Branded Portal. Content, including the Content listed below, that is provided without cost to the User, and that does not require a username and password to gain access shall be considered “Portal Content.” The following list of Content may change from time to time as Synacor modifies its Content Providers and content mix or in response to Client requests. Provision and use of Content shall be subject to the terms and conditions in Schedule D attached to this Agreement.

Synacor will initially provide Portal Content on the Client Branded Portal from the following Synacor Providers subject to such Synacor Providers’ approval:

[*]

13 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Synacor	will use commercially reasonable efforts to obtain rights to Portal Content from the following Synacor Providers:

[*]

1.3	Portal Best Practice Policies. Synacor’s current best practice policies for the Client Branded Portal are as follows and Client shall comply with them throughout the Term of the Agreement:

a)	[*]

b)	[*]

1.4	Training. Synacor may at its option, and upon Client’s approval, provide training to the Client’s customer support/sales trainers for up to three (3) days without charge. The Synacor trainer’s travel, lodging, and meal expenses incurred to provide on-site training will be reimbursed by the Client within Client’s corporate policy limits. Synacor will not incur any such expense without prior Client approval. Training may include: Product knowledge & sales skills, technical support admin tool training and triage trouble shooting planning.

1.5	Promotional Campaigns. Synacor may, from time to time and with Client’s prior written approval, design and implement periodic marketing promotions supporting the Client Branded Portal.

1.6	Additional Services. The following services are considered Additional Services.

a)	Integration beyond the Synacor APIs;

b)	Portal customization beyond the look and feel element placement, and similar options embedded in the Client Branded Portal template as of the date of launch; or

c)	Other programming or customizations not specified as part of the initial launch fees.

1.7	Search Services Revenue Share. Synacor shall provide Search Services as provided in Schedule B of this Agreement. Synacor shall split the revenues it receives from its Search Services provider (“Search Revenue”) [*] to Client and [*] to Synacor. These revenues shall be net of any direct payments, if any, made by Synacor to the Search Services Provider for such services relating to this Agreement.

1.8	Advertising Revenue Share. Synacor and Client shall include advertising on the Client Branded Portal as specified in Schedule C of this Agreement. Synacor and Client shall determine an Advertising Revenue share from the advertising revenue either party receives from advertising related to the Client Branded Portal as follows:

a)	Where advertising is sold by third parties (such as Advertising.com or Specific Media, etc.) all such Advertising Revenue (net of the third party’s cost) shall be [*]

b)	Where advertising is sold by Client or Synacor, [*] of such Advertising Revenue shall be distributed to the selling party and the remaining [*] of such revenue shall be [*]

14 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

c)	The term “Advertising Revenue” includes all revenue earned by Synacor or Client from all video advertising, banner advertising, and other forms of advertising that appears on or within the Client Branded Portal, whether sourced by Client, Synacor, or from third party advertising partners, less any fees due to third parties related to provision of such advertising, including but not limited to, ad serving and advertising management services fees.

1.9	Costs. Client shall be responsible for [*] directly attributable to the Portal incurred by Synacor associated with (i) all Portal Content (ii) bandwidth, (iii) hosting (including data center costs), (iv) reporting, and (v) other Services, provided by Synacor under this Agreement. Client shall not be responsible for any cost associated with any of Synacor’s other clients. The approximate costs as of the Effective Date will be as set forth in Exhibit 1 to this Schedule A. Synacor shall deduct such costs from Client’s share of Search Revenue and Advertising Revenue. Unless otherwise agreed by the parties in writing, Client shall be responsible to [*] associated with any Content it licenses directly from a Content Provider for inclusion on the Client Branded Portal.

1.10	Carriage Fees. Client may, from time to time, choose to utilize Synacor integrated services for the distribution of Client Content. If any such Services are required, [*]

1.11	Payment Terms. All payments due from Synacor to Client shall be made in accordance with Section 6 of this Agreement.

1.12	Taxes. Payment of taxes by Client will be in accordance with Section 6.3 of the Agreement. With respect to Products and Services sold by Synacor pursuant to this Agreement, (a) in States within the United States where Synacor has a legal obligation to collect sales or use taxes, Synacor will be solely responsible for the collection and remittance of any and all applicable sales or use taxes; and (b) in any jurisdiction outside of the United States where Synacor is subject to value added tax, goods and services or any similar taxes, Synacor will be solely responsible for the collection and remittance of any and all applicable GST, value-added tax, or other consumption-based tax.

1.13	Reporting Terms. Within fifteen (15) days following the last day of each calendar month, Synacor shall provide Client with a report, in electronic format, stating the following:

•	Synacor’s gross revenue received from its Search Services Provider and advertisers, net revenue (defined as Synacor’s gross revenue related to search and advertising less all applicable costs and fees as set forth in this Agreement), and Client’s share of revenue related to search and advertising,

•	The number of unique visitors and page views,

•	The number of advertising impressions and advertising revenue, and Client’s share of the revenue, and,

•	If applicable, Adsense for Search (AFS) impressions and revenue, search service fees, and Client’s share of the revenue.

15 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit 1

To Schedule A

Estimated Costs as of the Effective Date. True monthly costs will be based on content mix, the number of unique Users and other usage metrics to be determined.

[The following example is provided solely as a representation of the type of information that should be included in the calculation of costs pursuant to Section 1.9 of Schedule A for the Client Branded Portal.]

Portal Content	[*]
Ad Fees ([*] etc.)	[*]
Search Fees (Fee to [*])	[*]
Bandwidth	[*]
Hosting (Hardware, Space & Power)	[*]
Reporting (Omniture)	[*]

Total Monthly Expenses	[*]

16 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Schedule B

Search Services

The following establishes the terms and conditions by which the parties will work together to facilitate the delivery of search related services to Client’s Users.

1.	Definition of Search Services and Selection of Search Services Provider. Synacor shall be the exclusive provider of services on the Client Branded Portal, that enables End Users to receive descriptions and links associated with search results from search boxes (“Search Services”) placed within the Client Branded Portal, through an agreement with a Search Services provider (“Search Services Provider”).

2.	Operation of Search Services. Each time a User enters a search request in a search box (a “Search Query”) Synacor shall return to such User a set of up to ten (10) search results (each such set being referred to as a “Search Results Set”) and additional paid links (“Sponsored Links” or “AFS Ads”) as agreed to by the Parties.

3.	Hosting and Control. At all times during the Services Term, Synacor shall (a) deliver and manage any and all pages that comprise the sites on which Search Services are provided; (b) maintain complete technical and editorial control of the Client Branded Portal; and (c) act as the intermediary for all transmissions between Search Services Provider and such sites.

4.	Context Sensitive Advertising. Synacor may also provide context sensitive advertising (“Adsense for Content Ads” or “AFC Ads”) within the Client Branded Sites, provided Synacor will use commercially reasonable efforts to ensure that such advertising does not include advertisements for any of Client’s competitors included in Client’s Competitor’s List attached hereto as Schedule G.

5.	Disclaimers. Client understands and agrees that Search Services Provider shall not be liable for any damages, whether direct, indirect, incidental or consequential, arising from the site’s access to or use of the Search Services;

6.	No Warranties. Client understands and agrees that Search Services Provider makes no warranties, express or implied, with respect to the Search Services, including without limitation, warranties for merchantability, fitness for a particular purpose, and non-infringement;

7.	Client Not Third Party Beneficiary. Client expressly acknowledges and agrees that Client is not a third party beneficiary under any agreement between Synacor and Search Services Provider.

8.	Search Bar. Client expressly grants Synacor permission to include a search bar on the Client Branded Sites above the fold in a location mutually agreeable to the parties.

17 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Schedule C

Advertising

The following establishes the terms and conditions by which the parties will work together to facilitate the delivery of the Advertising to Client.

1. Advertising Services. The advertising services provided by Synacor may include, without limitation, the integration of e-commerce, video, banner advertising and other forms of advertising or advertising support content (videos with pre-rolls ads included), in contextually relevant programmed areas throughout the Client Branded Portal (“Advertising Services”). Synacor may sell advertising inventory directly to advertisers or through advertising networks or other third parties.

2. End-user Rights Regarding Advertising. Client agrees to include language in its privacy policy clearly disclosing that third parties may be placing and reading cookies on End Users’ browsers, or using web beacons to collect information, in the course of ads being served on is websites. Client’s privacy policy should also include information about End User options for cookie management. Client will provide to Synacor a copy of its privacy policy for reference. Synacor may, but has no obligation to, review Client’s privacy policy for the purposes of verifying that the foregoing requirement is included.

3. Advertisement Removal and Excluded Advertising. Client reserves the right to request that Synacor remove any advertisement that is related to a competitor included on Client’s Competitors List attached as Schedule G or that Client, in its reasonable discretion, determines is inconsistent with Client’s brand, image, or company values or a site which a customer of Client files a formal complaint. Synacor shall disable such advertisement within twenty-four (24) hours from the Client Branded Portal after receiving written notice, including via email, from Client.

4. Advertising Inventory. The parties agree that Synacor shall have the right to include advertising, except as restricted above in Section 3 of this Schedule C, on each of the pages of the Client Branded Portal including at least two (2) advertisements on each page, with at least one (1) of those being of significant size completely above the fold in high resolution. Additionally, Synacor may include text links and sponsorships in a commercially reasonable manner on the Client Branded Portal.

5. Client Provided Advertising. Client may include advertising on the Client Branded Portal provided it meets the following criteria:

a)	The advertising is direct advertising, not advertising sold through third parties (such as Advertising.com or Specific Media).

b)	The cost per thousand impressions (“CPM”) for such advertising shall be greater than the minimum threshold set by Synacor on a quarterly basis.

c)	Any advertising must have a frequency cap no greater than five (5) times in a 24-hour period.

18 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Schedule D

Content Distribution Terms and Conditions

1. Content. The content to be distributed hereunder may be obtained by Synacor (the “Synacor Content”) and/or by Client (the “Client Content”). The Synacor Content and the Client Content are hereinafter referred to collectively as the “Content”. Distribution rights to the Synacor Content will be obtained by Synacor from third party content providers (each individually a “Synacor Provider” and collectively, the “Synacor Providers”) for the non-exclusive distribution by third parties including, but not limited to, Client. The Client Content will be owned by Client or licensed by Client from third party Content providers (each individually a “Client Provider” and collectively, the “Client Providers”). The Client Providers and the Synacor Providers are hereinafter referred to collectively as the “Providers”.

2. Users, Registration Pages. It is intended that the Content will be accessed by Client’s Users through the System described in Section 3 of this Schedule D. Synacor may require the use of User interfaces or other identification verification methods in order for the Users to access the Content. As may be determined by the parties and subject to revision during the Term as the parties may determine. The Content will be hosted and served by the party providing such content unless otherwise agreed in writing by the parties.

3. Content Hosting and Delivery System. Synacor will provide to Client limited access to a content management system (the “CMS”). Depending upon the CMS implementation for Client, as may be revised during the Term by written consent of the parties, hosting and serving of Client Content may be provided by Client, Client Providers, or Synacor, and hosting and serving of Synacor Content may be provided by Synacor or by Synacor Providers. Through the CMS, Synacor can: (i) offer new Content which it has obtained for distribution; (ii) edit or modify the editorial Content and design of the web pages with which the User interacts in order to access the Content; and (iii) remove any or all of the Content from availability to Client’s Users pursuant to this Agreement. Client shall notify Synacor of its decisions regarding the offering of Content on the Client Branded Portal in writing, including email, and Synacor shall take all commercially reasonable steps necessary to implement any such Client decisions as soon as is reasonably practicable provided, however, that where Client requests that any specified piece of Content be removed from the Client Branded Portal, Synacor shall remove such title or titles from the Client Branded Portal as expeditiously as possible, and in all events within forty-eight (48) hours after receipt of notice from Client.

4. User Billing. User billing, if any, will be the sole responsibility of Client unless Synacor chooses to use its own billing system, which will be determined by the parties prior to the launch of any Service requiring payment directly from the User.

5. Licenses.

a)	Subject to the provisions of the Agreement, Synacor grants to Client during the Term, a limited, non-exclusive, non-transferable right and license to transmit and distribute individual copies of the Synacor Content, solely for purposes of distributing the Synacor Content to Users located in the United States in connection with the distribution of Content to Users pursuant to this Agreement. Client expressly agrees that it shall not, and shall not permit any third party within its control, to duplicate, copy, modify, amend, add to, delete from, or otherwise make any change whatsoever in the Synacor Content or otherwise violate any intellectual property rights in the Synacor Content including but not limited to copyrights of third parties therein.

b)

Subject to the provisions of the Agreement, Client grants to Synacor during the Term, a limited, non-exclusive, non-transferable, royalty-free right and license to: (i) transmit and distribute individual copies of the Client Content, solely for purposes of distributing the Client Content to

19 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Users; and (ii) use and utilize such Client and Client Provider trademarks, logos and other works in connection with the distribution of Content to Users pursuant to this Agreement. Synacor expressly agrees that it shall not otherwise, and shall not permit any third party to, duplicate, copy, modify, amend, add to, delete from, or otherwise make any change whatsoever in the Client Content or otherwise violate any intellectual property rights in the Client Content including but not limited to copyrights of third parties therein.

c)	As to individual pieces of Content, the rights and licenses to use such Content as granted herein shall expire upon the expiration or earlier termination or expiration of the agreement pursuant to which distribution rights and license to such Content were obtained. Either party (the “Terminating Party”) shall have the right to terminate this Agreement immediately as to any particular Content upon notice to the other party: (i) if the Terminating Party reasonably believes the distribution of such Content exposes it to potential legal liability; or (ii) in the event a Synacor Provider or Client Provider ceases to operate a site, produce, or distribute such Content.

6. Proprietary Rights.

a)	Subject to the rights and licenses granted in the Agreement, Synacor (and its licensors including but not limited to the Synacor Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names logos patents and other intellectual property and proprietary rights in and to the Synacor Content. No title to or ownership of any Synacor Content and/or any part thereof is hereby transferred to Client or any third party. Synacor also retains all rights, title and interest in and to Synacor’s trademarks, trade names and logos. As between Client and Synacor, Client agrees that Synacor is the sole owner of the CMS and all technology, software and other intellectual property used by Synacor in connection with the performance of this Agreement and that Client shall make no claims thereto. Client shall comply with all reasonable requests of Synacor to protect the proprietary rights of Synacor and its licensors.

b)	Subject to the rights and licenses granted in the Agreement, Client (and its licensors including but not limited to the Client Providers) retains all rights, title and interest in and to all copyrights, trademarks, trade names, logos, patents and other intellectual and proprietary rights in and to the Client Content. No title to or ownership of any Client Content and/or any part thereof is hereby transferred to Synacor or any third party. Client also retains all rights, title and interest in and to Client’s trademarks, trade names and logos. Synacor shall comply with all reasonable requests of Client to protect the proprietary rights of Client and its licensors.

c)	AU licenses, rights, title, interest and intellectual property rights of any kind in and to the Content are entirely owned by and reserved to the applicable Provider and may be used by the Provider in such manner as the Provider may choose. Without limiting the foregoing, each party hereby assigns to the applicable Provider all right, title and interest in the Content provided by the Provider, together with the goodwill attaching thereto, that may inure to such party in connection with this Agreement or from such party’s use of the Content hereunder. Each party agrees to execute and deliver to a Provider or the other party as requested any documents required to register it as a registered user of any Content and to follow any instructions of a Provider or the other party as to the use of any Content. Each party agrees that it will not, and will not assist any third party to, register or attempt to register any trademark, trade name or other intellectual property right related to any Content or any derivation or adaptation thereof or any work, symbol, design, or mark which is so similar thereto as to suggest a relationship with any Provider or affiliate of a Provider. Each party agrees that it will not, nor will it assist any third party to, challenge the validity or ownership of any patent, copyright, trademark, or other intellectual property registration of any Content. If a party breaches any provision of this Section 6 of Schedule D, such party agrees that it will, at its expense, immediately terminate the unauthorized activity and promptly execute and deliver to the other party or a Provider, as requested, such assignments and other documents as required to transfer to the Provider all rights to the registrations, patents or applications involved.

20 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

7. Content Provider Requirements.

a)	Client agrees to utilize the User interfaces or other identification verification methods of the CMS, as described in Section 3 of this Schedule, without modification, including but not limited to framing or co-branding, unless Client has obtained the prior written consent of Synacor to do otherwise.

b)	Client acknowledges and agrees that the look, feel, size, and placement of any Synacor Content on the Client Branded Portal (and any change or modification thereof) is subject to Synacor’s approval, which may include terms, conditions, and restrictions on the use of such Synacor Content or which may be withdrawn at any time.

c)	Neither Synacor nor a Synacor Provider shall have any liability in the event a Synacor Provider exercises its rights to terminate the rights and licenses to use Synacor Content.

d)	Client agrees that Synacor has the right to withdraw all Content upon termination or expiration of the Agreement (after the Wind-Down Period) without liability.

e)	Without the consent of Synacor, Client will not: (i) send any interstitials, pop-up windows, or other messages or files to the User during the time in which any Synacor Content is displayed, or (ii) sell any advertising in, on, or related to any Synacor Content, including but not limited to banners, buttons, links, streaming audio or streaming video advertisements. Client will not use the name, logo, or any of the proprietary marks of any Synacor Provider in any sales, advertising or marketing materials unless Client has obtained Synacor’s written approval or unless Client has an existing independent agreement with that Synacor Provider which will take precedence in this regard.

f)	Client and Synacor expressly acknowledge that each Provider is a third party beneficiary to the Agreement solely for purposes of enforcement of the provisions of this Agreement relating to the Provider’s Content and that any Provider may, in its sole discretion, take any and all action, including but not limited to, commencing any legal action to enforce its rights pursuant to this Agreement.

21 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Schedule E

Service Level Agreement and Customer Support Procedures

Service Levels

1	General

Synacor shall provide the agreed to service levels seven (7) days a week, twenty-four (24) hours a day, consisting of monitoring, notification, repair of service outages and maintenance, as set forth in this Service Level Agreement (“SLA”).

It is expected that the evaluation of Synacor’s performance against this SLA will be evaluated on a monthly basis beginning ninety (90) days from the Effective Date of the Agreement.

This SLA excludes events resulting from failures of Content Providers’ hosting and/or delivery systems, acts of God, war, acts by civil or military authorities, energy shortages, or other causes beyond Synacor’s reasonable control, whether or not similar to the foregoing.

CONTACT INFORMATION:

Technical Service Support: 866.535.8286 or tss@synacor.com

Network Operations Center: 800.716.8347 or noc@synacor.com

The foregoing Contact information may change upon reasonable notice to Client.

2	Monitoring

In an effort to detect potential problems before they impact the availability and performance of the system or services, Synacor continuously monitors the status of the systems using both automated and manual tools employed in its 24 by 7 network operations center (NOC).

3	Portal Availability

3.1	“Portal Availability” means that the Portal is fully functional with [*] average uptime in any calendar month where uptime is measured by the following formula: (total minutes for the given month – total minutes downtime defined per section 3.4) / (total minutes for the given month). For these purposes, “Fully Functional” means that the Client Branded Portal is continuously operable, available, and responsive to Client’s Users without significant delay or malfunction.

3.2	“Downtime (Portal unavailability) is the inability for Synacor’s systems to deliver the Portal on which measurement will be based on exceeding [*] that (a) commences as of the earlier of (i) the time Synacor detects and incidence of a service interruption or (ii) the time that client notifies Synacor of such interruption, and (b) ends when the service is substantially restored or a workaround is identified and implemented.

3.3	Portal Availability excludes:

22 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

3.3.1	Downtime or degradation attributable to Scheduled Maintenance (as defined herein);

3.3.2	The inability of Users to access Content as a result of such Users’ Internet/network connection;

3.3.3	Impediments affecting the path (route) traveled in accessing Synacor’s systems except for those facilities owned, operated or maintained by Synacor or by a third party on behalf of Synacor;

3.3.4	Downtime or degradation resulting from bugs in third-party software not caused or detected by Synacor; and

3.3.5	The inability of Synacor Providers and Client Providers to update or deliver Content, provided that the inability is not due, in whole or in part, to Synacor.

3.3.6	Downtime or degradation attributable to a security intrusion event as described in Section 5 SECURITY, below in this Schedule, or a ‘denial-of-service’ attack from external sources outside Synacor’s control, unless Synacor has negligently failed to provide industry standard security to protect against such attack.

3.3.7	Downtime or degradation attributable to problems with Client-provided data API’s, authentication mechanisms or similar services.

3.4	Due to Synacor’s distributed architecture and redundancy, it is likely that Downtime or degradation may only affect a subset of the total user base. Therefore, Downtime will be computed based upon the percentage of Users affected by the Portal unavailability compared to Client’s total User base. For example, if 10% of the User base was affected by the Downtime for thirty (30) minutes, the official Downtime would be three (3) minutes.

3.5	Synacor agrees to take reasonable industry standard precautions to mitigate the risk of Downtime, including but not limited to: (a) use of anti-virus and anti-trojan software for the portion of the Portal that Synacor manages; (b) installation of available hardware and software patches; (c) implementation of industry standard firewalls; (d) implementation of backup power generation facilities, security systems, scheduled backups and fire protection systems; and (e) maintaining redundant internet providers.

3.6	Portal Availability Credits. If Client makes a request to Synacor within thirty (30) days of the end of the month in which Synacor failed to meet the SLA, the Portal Availability credits set forth below will be applied to Client’s account for each month during which Synacor failed to meet the required Portal Availability [*] during the Term of the Agreement. A credit of [*] owed by Client under the Agreement in the applicable month, plus [*] by which Portal Availability fails to meet the required percentage, up to a maximum of [*] which would otherwise have been payable by Client to Synacor for the applicable month.

3.7	Chronic Portal Unavailability: Client shall receive the credits set forth in Section 3.6 of this Schedule above, and in addition shall have the right to terminate the Agreement upon thirty (30) days written notice to Synacor, in the event that the Client Branded Portal is unavailable for the duration of any of the following:

3.7.1	[*]

3.7.2	[*]

3.7.3	[*]

4	Client Changes and/or Actions

Client acknowledges that it may have the ability to take actions or make any changes which can adversely affect the performance of the Services. In some cases, Synacor may be able to mitigate the risk of the

23 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

actions or changes as described in the table below; provided however, that this risk mitigation will require Client to provide notice to Synacor of its intent to make these changes, as well as all pertinent details, in advance of the actual change. In the event Client does not provide sufficient notice (as set forth in the table below), Synacor will not be responsible for any downtime, degradation or other SLA-related problems that were directly attributable, in whole or in part, by the change. Synacor makes no representation or warranty that any Client change will be successful and Synacor shall have no liability for any changes or modifications by Client or any third party, unless the change is requested by Synacor. Some examples of when notice is required to be given to Synacor are delineated below. However, Client should always provide a reasonable amount of notice to Synacor before taking any actions or making any changes that may adversely affect the performance of the Services, and Synacor reserves the right to require a postponement of any actions that it believes requires mitigation before deployment. If Client fails to provide notice to Synacor prior to taking actions or making changes that may be subject to this Section, any degradation in performance will not be covered by the SLAs provided herein.

24 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Action / Change	Risk	Synacor Mitigation	Required Notification
[*]

25 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Action / Change	Risk	Synacor Mitigation	Required Notification

[*]

5	Security

Synacor’s Security Team proactively evaluates security risk, develops and implements policies and incident prevention programs, educates management and staff about security policies, and handles computer security incidents.

Portal Intrusion. In the event of a Portal intrusion by an unauthorized person or malicious code, affected parties will be notified and a solution will be implemented. Notification will occur upon confirmation by Synacor’s Security Team that there was a bona fide intrusion event but no less than one (1) business day after detection.

Network Security. Synacor maintains network firewalls and intrusion detection devices to prevent unauthorized access to the network infrastructure and systems. Network attacks such as denial-of-service attacks are logged. Synacor will immediately notify Client when such attacks are verified.

26 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

6	Scheduled Maintenance Windows

Synacor reserves one or more windows for weekly application revision/infrastructure maintenance, should the need for such maintenance arise. Typically Synacor conducts maintenance in a three (3) hour window from 2:00 AM to 5:00 AM Eastern Time every Monday. However, Synacor may move or add maintenance windows as necessary. In the event a maintenance window will be needed in a given week, Synacor will notify Client no less than two (2) business days prior to the window. If it is determined during the window that the scheduled maintenance will run over the allotted window, the Client will be notified immediately and receive regular updates until the maintenance is complete. During these scheduled maintenance windows and any extensions thereof, the Client Branded Portal may be unavailable to Client and Client’s Users. Scheduled Maintenance Windows and extensions thereof are not counted against Portal Availability percentages.

7	Emergency Maintenance Notification

In the event that emergency maintenance is required and it will adversely affect Client’s Users, Synacor will make reasonable efforts to notify Client about the emergency maintenance window. Notification will be based on practicality and the degree of adverse affect on the applicable service or availability thereof. Emergency maintenance windows are counted against Portal Availability percentages, unless Synacor and Client mutually agree otherwise in writing (email being sufficient for this purpose).

Customer Support Procedures

8	Incident Management

Tier 1 — Client will provide first level support to End Users, consisting of (i) handling questions from End Users regarding customer/technical support, order processing, and use of the Service; (ii) accepting and responding to problem calls from End Users relating to the Service as set out in the Agreement; (iii) supporting End User devices and underlying Client systems and architecture; and, (iv) providing notification to Synacor of changes, maintenance, outages of underling systems that may affect Service.

Tier 2/Tier 3 — Synacor will provide second level support to Client, consisting of (i) accepting and responding to problem escalations reported by End Users or representatives of Client with regard to problems that cannot be resolved by Client, (ii) resolving reported problems as set forth in the Agreement, and (iii) providing notification to Client of changes, maintenance, and outages of underlying systems that may affect Service.

Synacor will provide Client and End Users of Client (in the case of End Users, Tier 2 and Tier 3 level support) the following:

Technical Support offered in English.

Email address for submitting 2nd level support incidents to Synacor.

Phone support 24 hours, 7 days a week.

9	Priority

Client will estimate the priority at the time the incident is reported. The priority can change at any time during the process.

Incidents will be categorized by product category, with the following priorities definitions:

Priority 1 (P1) means that the Client Branded Portal is substantially non-operational that causes severe commercial impact and there are no known workarounds and/or system availability requirements

Priority 2 (P2) means that a problem with the Client Branded Portal that causes significant commercial impact which cannot be resolved (temporarily) by workarounds.

Priority 3 (P3) means a non-critical problem or incident with the Client Branded Portal where Client is able to continue utilize the Client Branded Portal and a workaround is not available.

27 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Priority 4 (P4) means not a priority 1, 2, or 3 incident, non-critical with applicable workaround available.

Support response time means the elapsed time between the receipt of incident escalation and the target time within which Synacor begins support as verified by an email confirmation to Client.

Standard Support Response times are as follows:

Incident Priority	Initial Response	Portal fix or Workaround Implemented
P1	[*]	[*]
P2	[*]	[*]
P3	[*]	[*]
P4	[*]	[*]

Synacor will be responsible for the control and management of incident calls, assignment of priority, and escalation to resources within Synacor in its sole and absolute discretion. Client may, however, request increase of priority and the parties may mutually agree to change.

28 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

10 Escalation Path

The escalation process consists of the reporting, troubleshooting, diagnosis, and resolution processes. All incidents are assigned to a Synacor Support Engineer in accordance with the Standard Support Response Times set forth herein. However, Synacor may choose from time to time to handle issues outside of the escalation path indicated below if, in Synacor’s sole judgment or at Client’s request, such issues either need to be escalated more quickly or can be resolved without escalation.

Escalation Levels	Escalation Response Time	Synacor
Level 1	Synacor Technical Support Agents available 24 hours per day, 7 days per week for Portal issues. M-F for vendor issues.	Synacor TSS Team tss@synacor.com 1.866.535.8286

Level 2	Level 2 will be contacted if the issue is not answered within 15 minutes.	Support Supervisor

Level 3	Level 3 will be contacted if the issue is not answered within 15 minutes from either Level 1 or Level 2.	Operations Support Manager

Level 4	Level 4 will be contacted if the issue is not answered within 30 minutes from Level 1, Level 2 or Level 3	Client Release Manager

Level 5	Level 5 will be contacted if the issue is not answered within 60 minutes from Level 1, Level 2, Level 3 or Level 4.	Account Manager

29 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Schedule F

Privacy Policy

Privacy Policy for start.toshiba.com

This Privacy Statement applies to the online information gathering and data sharing practices of Toshiba America Information Systems, Inc. (“Toshiba”) for this website only and does not apply to other Toshiba affiliates or our parent company, and such entities may have their own privacy policies.

Your privacy is important to Toshiba. This statement provides you with information about the type of personally identifiable information that is gathered and tracked through this website, how the information is used, and with whom the information is shared. In general, you can visit Toshiba on the web without providing any information about yourself. However, there might be times when we may need information from you or we obtain information about you when you or others provide us with such information.

Collection of Personal Information. We may collect your name, address, e-mail address, domain name, phone number, user IDs and passwords, billing and transaction information, credit card and other personally identifiable information about you (“personal information”) and the products or services you purchase or obtain from us. This information is collected, in general, from information you provide to us through this website when you purchase our products or services, when you complete a registration card, through your survey responses or rebate forms, or through your filling out and submitting web forms requesting information from Toshiba.

Access to Your Information and Opting Out. If you registered on our site to receive our newsletters, you may change your email address and newsletter preferences on our Subscription Center page by providing your email address. If you have made a purchase through this website and set up an account, you may view your account information and make changes to certain information (e.g., your password or billing address) by logging in at the “My Account” page and providing your username and password. You may opt out of receiving our newsletters or other marketing information from us by changing your preferences on our Subscription Center page, by unsubscribing using the link on any email you receive from us, or by replying to an email you receive from us and putting the word “unsubscribe” in the subject or body of the email. If you opt out of receiving our newsletters or other marketing information, we may still send you certain types of communications, such as product updates for your registered products, transactional or legal notification emails, warranty related communications and we may respond to requests from you by email. If you opt-out through one of these methods we will try to process your request within ten business days.

Use and Sharing of Personal Information. We do not sell your personal information. We may use your personal information to process your transactions, to contact you about products you have purchased, inform you of product and service opportunities that may be of interest to you, to conduct market research regarding Toshiba products or services, to customize the content of our website for you, to support and enhance our communications with you, or for other business purposes. We may share your personal information within the Toshiba family of companies for business purposes and with other companies that provide marketing or other services on our behalf and at our direction, but we do not permit them to use your information for their own direct marketing purposes. We may share your

30 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

personal information outside of the Toshiba family with companies that perform marketing or other services on our behalf and at our direction. We may engage third parties to help deliver Toshiba ads, offers, and other online communications. These companies may collect and use information about you to help us better understand the effectiveness of our offers, promotions, and types of advertising that appeal to our customers. Third party service providers and suppliers that are providing services for us are required to keep confidential the information received on behalf of Toshiba and are not to use it for any purpose other than to carry out the services they are performing for us. We may enhance or merge your information collected online with other information you provide us through other sources including, but not limited to, product registration, call centers, rebate programs, sweepstakes, or surveys, or data from third parties for purposes of marketing products or services to you.

If, in connection with a purchase you wish to make from us, you choose to apply for or obtain credit or other payment mechanism that is offered at or through our website by a third party (“Lender”) such as a bank, then we may share your personal information with the Lender or the Lender’s agents. In such an event, you may also become an applicant or customer of the Lender, and you should review the Lender’s privacy policy and information practices carefully as its privacy practices are not covered by our Privacy Statement and we are not responsible for the Lender’s or Lender’s agent’s privacy practices or the content of the Lender’s or the Lender’s agent’s site.

We may share personal information if the disclosure is done as a part of a purchase, transfer, or change of control of our services or our assets (e.g., in the event that substantially all of our assets are acquired by another party, personal information may be one of the transferred assets).

We may also share personal information in connection with law enforcement, fraud prevention, and other legal action, or if Toshiba reasonably believes it is necessary to do so to protect Toshiba, its customers, or the public.

Cookies and Various Technologies. We use technology to help us deliver customized visitor experiences and understand trends and patterns. We may engage third parties to collect non-personal information using “cookies” and/or other industry standard technologies (e.g., clear GIFS) to generate statistics, or measure and analyze website activity, in order to improve Toshiba web functionality and deliver content specific to you and to better manage advertising of our products. The collected data also helps us determine which product, service, or support information may be appropriate for you and to help us maintain an efficient shopping experience for you. You can set your browser to notify you before you receive a “cookie” or to turn off “cookies” completely. If you do so, however, some areas of our site may not function properly.

Information Security. Toshiba protects the quality and integrity of your personal information in accordance with commercially reasonable standards. We use industry-standard encryption technologies when transferring and receiving credit card numbers to help us keep your information secure. If you would like to make a purchase, but do not want to provide your credit card information online, you may contact a sales representative over the telephone. You should be diligent about maintaining the secrecy of your passwords and your account information. If you notice any inaccuracies in your personal information, please contact us immediately. While Toshiba strives to protect your personal information, we cannot guarantee or warrant the security of any information you transmit to us.

Third Party Websites. This Toshiba Site contains links to other third party websites that are not operated by us. We are not responsible for the privacy practices or the content of such third party

31 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

websites. The information practices of those third party websites are not covered by this Privacy Statement. Other Toshiba co-branded websites may also operate under their own privacy and security policies.

Children’s Privacy. Toshiba does not seek to collect personal information about children through its website. If you are under the age of 18, please do not provide any personally identifiable information to us through this website.

Notification of Changes. From time to time, we may choose to change our privacy practices and this Privacy Statement. We will notify you of material changes to the Privacy Statement by posting a revised Privacy Statement at this website. We recommend that you check back at this website on a periodic basis to review the then current Privacy Statement.

Questions regarding our privacy statement. If you have any questions about this Privacy Statement or our privacy practices, please contact us at: taisprivacy@tais.toshiba.com. This Privacy Statement is effective as of September 22, 2008.

© 2004-2010 Toshiba America Information Systems, Inc.

32 of 35

CONFIDENTIAL

TAIS & SYNACOR

CONFIDENTIAL TREATMENT REQUESTED

Schedule G

List of Client’s Competitors

For Personal Computers (desktops, laptops, Netbooks, SmartBooks, etc.)

[*]

33 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

For TV’s

[*]

34 of 35

CONFIDENTIAL

TAIS & SYNACOR

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Schedule H

Mockups

[The following example is provided solely as a representation of the type of information that might appear on the Client Branded Portal.]

TOSHIBA
Leading Innovation >>>
Search
Google
News
TV
Video
Games
Music
Sports
Local
In Theaters
Careers
Autos
Travel
App Place
'Big Baby' big key for Celtics as finals tied 2-2
49°
The Mercedes-Benz family of SUVs.
Pattinson to go bald?
Cowell engaged
Watch 'District 9'
The Wedding
INFORMATION & SUPPORT
PLAY IT NOW GAMES
Bricks Breaking II
TOP NEWS VIDEO
'Our mission in Iraq will end'
The Mercedes-Benz family of SUVs.
MAKE THE CHANGE
THAT LEADS TO MORE CHANGE.
WeightWatchers
Do Stuff Now!
Autos
Find a Job
Movies & Showtimes
Shopping
Traffic & Directions
Travel & Deals
Get More
Games
Local
Music
News
Sports
Videos
Account Services
Check Email
Pay Your Bill
Payment Locations
Products & Services
Bundles
Digital Cable
Digital Voice
DVR
HDTV
High-Speed Internet
Help
Contact Us
Customer Support
Move/Transfer Services
Self Care
Username/Password
Web Mail Support
FAQ's | Support | Downloads & plug-ins | Privacy Policy | Acceptable Use | Advertise With Us | Toshiba.com
© 2010 Toshiba

35 of 35

CONFIDENTIAL

TAIS & SYNACOR